Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Southern Community Financial Corporation and Subsidiaries
Winston-Salem, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 333-76930, 333-76932, 333-114989, 333-114990,
333-114991, 333-114992, 333-114993, and 333-114997) on Forms S-8 and the registration statement (No. 333-123038) on Form S-3 of Southern Community Financial Corporation and Subsidiaries of our report dated April 28, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting included herein.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
April 28, 2005